                                                                    EXHIBIT 99.1




FOR IMMEDIATE RELEASE
JULY 31, 1998

                                                                       CONTACTS:
                                                                    Frank Greico
                                                         Quarterdeck Corporation
                                                                    310-309-4232
                                                         fgreico@quarterdeck.com

                                                                      Ana Thorne
                                                         Quarterdeck Corporation
                                                                    310-309-3767
                                                         athorne@quarterdeck.com


                   QUARTERDECK ANNOUNCES THIRD QUARTER RESULTS


MARINA DEL REY, CALIF. - JULY 31, 1998 -- Quarterdeck Corporation (Nasdaq: QDEK) today announced its operating results for the third quarter of fiscal 1998 ended June 30, 1998. The Company had previously announced that results for the quarter ended June 30, 1998 would include a significant restructuring charge and a substantial operating loss. Gross revenues and net revenues for the quarter were $13.8 million and $8.0 million respectively, compared to $24.8 million and $21.1 million reported for the same period in 1997. Quarterdeck reported a net loss of $14.7 million, or $0.27 per share, versus net income of $1.1 million, or $0.02 per share for the same quarter last year. The 1998 third quarter end cash balance was approximately $15.2 million.

For the nine months ended June 30, 1998, the Company reported net revenues of $42.0 million, compared to $68.5 million for the nine-month period ending June 30, 1997. The net loss for the nine-month period was $21.4 million or $0.45 per share compared to net income of $241,000 or $0.01 per share, reported for the nine months ended June 30, 1997.

The Company attributed the significant decline in gross and net revenues during the third quarter to several factors, including, among others, the industry-wide slowdown in software sales related to the market's anticipation of the Windows 98 launch and recent weakness in personal computer retail sales. Quarterdeck recorded a provision of approximately $5.8 million or 42% of gross quarterly revenue to



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QUARTERDECK ANNOUNCES THIRD QUARTER RESULTS


account for possible sales returns and allowances, versus a typical 15% provision. This increased provision was taken to reserve for the previously noted slowdown in software sales and for new products and product bundles that assist users upgrading to Windows 98 for which high sell-through rates to end-users have not yet been established. Gross and net revenues from Europe were also depressed for similar reasons. In addition, the third quarter 1998 results included $2.7 million in restructuring and other charges and $2 million in acquisition related goodwill deemed impaired by the Company.

"In spite of market conditions - decreased store traffic leading up to the launch of Windows 98 and normal summer sales slowdown - retail software sales started to pick up in June. We continue to expand our electronic distribution channels and are rapidly moving toward our strategy to re-focus on the less volatile corporate segment with an emphasis on small to medium-sized businesses," said King R. Lee, interim president of Quarterdeck. "We have taken steps to significantly lower the Company's break-even point by scaling down to the core business, replacing five vice presidents and lowering head count by over 25%. With these expense reductions and the re-focus of the business, we expect Quarterdeck to become profitable within two quarters. We are pleased that CleanSweep, our flagship product, was first in corporate sales in every month of the quarter in the uninstaller category."

QUARTERLY HIGHLIGHTS
- Quarterdeck announced two new corporate solutions products in the third quarter: DiskClone Corporate, a fast, easy method for deploying new operating systems over a network, ideal for businesses and organizations migrating from Windows 3.x or 95 to Windows 98, Windows NT 4.0 or 5.0; and CleanSweep for Administrators, a powerful administration tool for creating customized versions of the Company's award-winning uninstaller solution, CleanSweep, to be distributed throughout an enterprise.

- Quarterdeck's CleanSweep product line led the PC uninstaller category in the corporate market for the entire June quarter according to sales figures from PC Data, the computer industry's comprehensive source for software and hardware sales information. CleanSweep outsold the leading competitors, CyberMedia's Uninstaller and Symantec's Norton Uninstaller, by as much as six to one and three to one, respectively.



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QUARTERDECK ANNOUNCES THIRD QUARTER RESULTS


- The PC Data June business category retail report shows that Quarterdeck increased its dollar market share for June by 37% over May, and increased its unit market share by 61% over May.

- Quarterdeck launched its Enterprise Partner Program (QEPP), a new initiative to bring helpware solutions to small and medium-sized enterprises through channel partners. The QEPP program provides value-added resellers
    (VARs), corporate resellers, consultants, integrators and support providers with the sales, marketing and technical support needed to design, sell and support the Company's enterprise helpware and communication solutions that help manage the cost of ownership for desktop PCs. The number of VARs currently signed up for QEPP exceeds, by more than double, the Company's target.

- Quarterdeck expanded its distribution of PC helpware solutions through a comprehensive electronic sales distribution network via the Internet that includes the Company's online store (http://store.quarterdeck.com), and other electronic sales distributor partners such as Digital River, CNET Buy Direct, eWarehouse, TestDrive, TechWave and NetSales. Customers can save a trip to the store and shipping and handling charges by downloading Quarterdeck's helpware solutions directly to their PCs.

- Internationally, Quarterdeck announced a strategic alliance with TECO Business Software to distribute the Company's REALHELP Extra Strength software throughout Australia. Under the agreement, TECO Business Software, a subsidiary of Taiwan-based TECO Information Systems Co., Ltd., will distribute Quarterdeck's REALHELP Extra Strength exclusively on an OEM basis to end users via its network of Australian computer retail outlets. In addition, the following products were launched: a Dutch version of CleanSweep; a Japanese version of Zip-It; and French and German versions of ViruSweep, Partition-It and Disk Clone.

-   Quarterdeck's products received several awards in the third quarter:
    CleanSweep Deluxe received Windows Magazine's prestigious Win 100 award and the FreshSite Network's Fresh Award. REALHELP Extra Strength won the C/NET Editor's Choice award for best crash protection; and Remove-It 98 also won C/NET Editor's Choice award in the uninstaller category.

ABOUT QUARTERDECK



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QUARTERDECK ANNOUNCES THIRD QUARTER RESULTS


Quarterdeck Corporation is a global leader in the development and marketing of PC helpware - software designed to prevent and solve PC performance problems, especially those encountered in networked - Internet and Intranet - environments. The Company's goal is to make personal computing trouble-free for users and network administrators alike, while reducing the need for live technical support. Quarterdeck's current product line, which addresses storage management, system conflict resolution, virus protection, system updating, and enhanced access to networked information and communications resources, is marketed to both end-users and businesses via retail distribution, corporate resellers and OEM's, direct marketing channels, and the Internet. Quarterdeck's products are available in over 14,000 outlets throughout the United States and Canada, as well as in over 29 countries worldwide. Incorporated in 1982 and traded on Nasdaq under the symbol QDEK, Quarterdeck's worldwide headquarters are in Marina del Rey, California, with its European operations based in Dublin, Ireland. Further information may be obtained by calling 800-683-6696 toll-free, or 573-443-3282, by accessing Quarterdeck's Web site at http://www.quarterdeck.com/, or by sending e-mail requests to info@quarterdeck.com.


                                      # # #

NOTE TO EDITORS: If you would like more information on Quarterdeck Corporation and its products, please view the Quarterdeck Press Center at (http://www.quarterdeck.com/qdeck/press).

Quarterdeck, CleanSweep and Remove-It are registered trademarks of Quarterdeck Corporation or its subsidiaries. DiskClone, Partition-It, REALHELP, ViruSweep and Zip-It are trademarks of Quarterdeck Corporation or its subsidiaries. All other brand and product names are trademarks or registered trademarks of their respective holders.

This press release contains forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, successful integration of acquisitions and divestitures of non-core assets, the ability to secure additional sources of financing, the ability to reduce operating expenses and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.



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QUARTERDECK ANNOUNCES THIRD QUARTER RESULTS


                    QUARTERDECK CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  (Amounts in thousands, except per share data)
                                   (Unaudited)

                                                            THREE MONTHS ENDED            NINE MONTHS ENDED
                                                                 JUNE 30,                      JUNE 30,
                                                           1998           1997           1998           1997
                                                         --------       --------       --------       --------
Gross revenues                                           $ 13,841       $ 24,796       $ 57,817       $ 79,402
     Returns allowances                                     5,806          3,740         15,808         10,864
                                                         --------       --------       --------       --------
Net revenues                                                8,035         21,056         42,009         68,538
Cost of revenues                                            3,560          5,153         12,344         17,505
                                                         --------       --------       --------       --------
     Gross profit                                           4,475         15,903         29,665         51,033
                                                         --------       --------       --------       --------

Operating expenses:
     Research and development                               5,785          3,760         14,805         11,480
     Sales and marketing                                    8,109          7,169         26,177         23,015
     General and administrative                             2,441          3,689          7,959         13,403
     Acquisition, restructuring and other charges           2,726             --          2,583             --
                                                         --------       --------       --------       --------
     Total operating expenses                              19,061         14,618         51,524         47,898
                                                         --------       --------       --------       --------
Operating income (loss)                                   (14,586)         1,285        (21,859)         3,135
Interest expense, net                                        (219)          (498)          (655)        (1,491)
Other income (expense), net                                    59            266          1,116         (1,400)
                                                         --------       --------       --------       --------
Income (loss) before income taxes                         (14,746)         1,053        (21,398)           244
Provision for income taxes                                     --             --             16              3
                                                         ========       ========       ========       ========
Net income (loss)                                        $(14,746)      $  1,053       $(21,414)      $    241
                                                         ========       ========       ========       ========

Net income (loss) per share:
     Basic                                               $  (0.27)      $   0.02       $  (0.45)      $   0.01
                                                         --------       --------       --------       --------
     Diluted                                             $  (0.27)      $   0.02       $  (0.45)      $   0.01
                                                         --------       --------       --------       --------
Shares used to compute net income (loss) per share:
     Basic                                                 55,609         47,130         47,490         47,644
                                                         --------       --------       --------       --------
     Diluted                                               55,609         47,130         47,490         47,644
                                                         --------       --------       --------       --------



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                             QUARTERDECK CORPORATION
                            COMPARATIVE BALANCE SHEET
                             (Amounts in thousands)

                                                                JUNE 30,      SEPTEMBER 30,
                                                                  1998            1997
                                                               ---------       ---------
                                                              (Unaudited)
                                     ASSETS
Current assets:
     Cash & cash equivalents                                   $  15,197       $  23,651
     Trade accounts receivable                                     1,429           7,028
     Inventories                                                     895           1,177
     Other current assets                                          2,850           4,655
                                                               ---------       ---------
           Total current assets                                   20,371          36,511

Equipment and leasehold improvements, net                          4,739          14,153
Capitalized software costs, net                                      803           1,790
Other assets                                                         919           3,427
                                                               ---------       ---------
                                                               $  26,832       $  55,881
                                                               =========       =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable                                          $   2,586       $   3,792
     Accrued liabilities                                           8,339          14,196
     Accrued acquisition, restructuring and other charges          4,574           5,385
     Income tax payable                                              308             627
     Notes payable to bank                                         1,500           5,579
     Current portion of long-term obligations                         14              15
                                                               ---------       ---------
           Total current liabilities                              17,321          29,594

Convertible notes                                                 25,000          25,000
Other long-term obligations, less current portion                     57             114
                                                               ---------       ---------
           Total liabilities                                      42,378          54,708

Stockholders' equity:
Series C Preferred stock                                           6,992          24,594
Common stock                                                          60              43
Additional paid-in capital                                        97,562          75,630
Accumulated deficit                                             (119,578)        (98,164)
Foreign currency translation adjustment                              (29)           (281)
Notes receivable from directors for sale of stock                    (18)            (18)
Net unrealized gain (loss) on marketable securities                   24             (72)
Treasury stock                                                      (559)           (559)
                                                               ---------       ---------
           Total stockholders' equity                            (15,546)          1,173
                                                               ---------       ---------
                                                               $  26,832       $  55,881
                                                               =========       =========